As filed with the Securities and Exchange Commission on February 1, 2000
                                        Registration No.     -________

           __________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _________________________
                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ____________________________
                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)

                       New York                        16-0393470
            (State or other jurisdiction of         (I.R.S. Employer
             incorporation or organization)        Identification No.)

                              One Riverfront Plaza
                             Corning, New York 14831
          (Address of principal executive offices, including zip code)
                          _____________________________
                 1986 STOCK OPTION AND RESTRICTED STOCK PLAN FOR
               EXECUTIVE AND KEY EMPLOYEES OF OAK INDUSTRIES INC.

              OAK INDUSTRIES 1992 STOCK OPTION AND RESTRICTED STOCK

           OAK INDUSTRIES INC. 1995 STOCK OPTION RESTRICTED STOCK PLAN

                1988 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             OF OAK INDUSTRIES, INC.

               OAK INDUSTRIES INC. NON-QUALIFIED STOCK OPTION PLAN

                LASERTRON, INC. 1982 INCENTIVE STOCK OPTION PLAN

                     LASERTRON, INC. 1992 STOCK OPTION PLAN
                            (Full title of the plans)

                                William D. Eggers
                    Senior Vice President and General Counsel
                              Corning Incorporated
                              One Riverfront Plaza
                             Corning, New York 14831
                     (Name and address of agent for service)

                                 (607) 974-9000
          (Telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-93641) of Corning Incorporated (the "Registrant") relates to 2,693,720 shares of common stock, par value $.50 per share, of the Registrant (the "Common Stock") deliverable to holders of options to purchase shares of common stock, $.01 par value of Oak Industries Inc. ("Oak"), which options were converted into options to purchase shares of Common Stock upon the effective time of the merger of Riesling Acquisition Corporation, a wholly owned subsidiary of the Registrant, with and into Oak on

                                        2
January 28, 2000. The Common Stock was originally registered on the Registrant's Registration Statement on Form S-4 to which this is an amendment; accordingly,the registration fee in respect of such Common Stock was paid at the time of the original filing of the registration statement relating to such Common Stock.

                      INTRODUCTORY STATEMENT

          Corning Incorporated, a New York corporation (the "Registrant"), hereby amends its Registration Statement on Form S-4 (Registration No. 333-93641) by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 2,693,720 shares of common stock of the Registrant (the "Common Stock"). The shares of Common Stock are deliverable upon the exercise of stock options granted under the 1986 Stock Option and Restricted Stock Plan for Executive and Key Employees of Oak Industries Inc., the Oak Industries Inc. 1992 Stock Option and Restricted Stock Plan the ("Oak 1992 Plan"), the Oak Industries Inc. 1995 Stock Option and Restricted Stock Plan, the 1988 Stock Option Plan for Non-employee Directors of Oak Industries Inc., the Oak Industries Inc. Non-Qualified Stock Option Plan, the Lasertron, Inc. 1982 Incentive Stock Option Plan and the Lasertron, Inc. 1992 Stock Option Plan (the "Plans").

          On January 28, 2000, Riesling Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of the Registrant, was merged with and into Oak (the "Merger"). As a result of such merger, Oak has become a wholly-owned subsidiary of the Registrant and each outstanding share of common stock, $.01 par value per share, of Oak (the "Oak Common Stock") has been converted into .83 of a share of Common Stock. Prior to the Merger, outstanding options granted pursuant to the Plans were exercisable for shares of Oak Common Stock. Pursuant to the Merger, the Registrant assumed the outstanding stock options granted under the Plans (whether vested or unvested) and, following the Merger, each such stock option constitutes an option (a "Substitute Option") to acquire shares of Common Stock. Substitute Options generally have the same terms and conditions as were applicable to the predecessor options prior to the Merger, with the number of shares subject to each Substitute Option and the exercise price thereof being adjusted to take account of the Merger in the manner contemplated by Section 424(a) of the Internal Revenue Code of 1986, as amended.



          ____________________________________________________________

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the "Note" to
Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.        Incorporation of Documents by Reference.

          The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant, under Commission File No. 1-3247, are incorporated herein by reference and made a part hereof:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on form 10-K referred to in clause (a) above, including the Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999; the Registrant's Current Reports on Form 8-K, dated January 19, 1999, January 25, 1999, February 4, 1999, March 1, 1999, March 11, 1999, April 14, 1999, July 8, 1999, July 19, 1999, October 13,
               1999, November 18, 1999, December 28, 1999, December 29, 1999,
               January 11, 2000, January 24, 2000 and January 26, 2000; and Current Report on Form 8-K/A, dated January 26, 1999; and

          (c) Registration Statement on Form 8-A filed by the Registrant with the Commission under the Exchange Act on July 11, 1996.


          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


     Item 5.        Interests of Named Experts and Counsel.

          William D. Eggers, Esq., Senior Vice President and General Counsel of Corning, has rendered an opinion as to the legality of the shares of the Common Stock offered hereby. Mr. Eggers owns substantially less than 1% of the Common Stock.

     Item 6.        Indemnification of Directors and Officers.

          Sections 722 and 723 of the Business Corporation Law of the State of New York (the "BCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Article VIII of the Registrant's By-Laws provides that the Registrant shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Registrant to the fullest extent permitted by, and consistent with, the BCL.

          Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 7 of the Registrant's Restated Certificate of Incorporation contains such a provision.


     Item 8.        Exhibits.

          Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

          5.1 Opinion of William D. Eggers, Esq., Senior Vice President and General Counsel of the Registrant, as to the legality of the securities being registered.

          23.1 Consent of Mr. Eggers (included in Exhibit 5.1).

          23.2 Consent of PricewaterhouseCoopers LLP.

          24 Power of attorney (previously filed as exhibit 24.01 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-93641) and incorporated herein by reference).


     Item 9.   Undertakings.

          (a)       The undersigned Registrant hereby undertakes;

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the
          Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii)      to include any material information with respect to
                    the plan of
          distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 1st day of February, 2000.



                               CORNING INCORPORATED
                               (Registrant)


                            By:    /s/ WILLIAM D. EGGERS
                                     William D. Eggers
                                     Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below on February 1, 2000 by the following persons in the capacities indicated:


Name and Signature                     Title


  /s/ ROGER G. ACKERMAN                Chairman of the Board, Principal
(Roger G. Ackerman)                    Executive Officer and Director

  /s/ JAMES B. FLAWS                   Senior Vice President and
(James B. Flaws)                       Principal Financial Officer

  /s/ KATHERINE A. ASBECK              Vice President, Controller and
(Katherine A. Asbeck)                  Principal Accounting Officer


              *                        Director
(Robert Barker)


              *                        Director
(John Seely Brown)


              *                        Director
(John H. Foster)

Name and Signature                     Title


              *                        Director
(Norman E. Garrity)

              *                        Director
(Gordon Gund)

                                       Director
(John M. Hennessy)

              *                        Director
(James R. Houghton)

              *                        Director
(James W. Kinnear)

              *                        Director
(John W. Loose)

              *                        Director
(James J. O'Connor)

              *                        Director
(Catherine A. Rein)

                                       Director
(Deborah D. Rieman)

              *                        Director
(H. Onno Ruding)

                                       Director
(William D. Smithburg)


By:   /s/ WILLIAM D. EGGERS
  (William D. Eggers)
  (Attorney-in-fact)

                                  EXHIBIT INDEX

   Exhibit
   Number   Description


     5.1 Opinion of William D. Eggers, Esq., Senior Vice President and General Counsel of the Registrant, as to the legality of the securities being registered.

     23.1          Consent of Mr. Eggers (included in Exhibit 5.1).

     23.2          Consent of PricewaterhouseCoopers LLP.

     24 Power of attorney (previously filed as exhibit 24.01 to the Registrant's Registration
                   Statement on Form S-4 (Registration No. 333-93641) and incorporated herein by reference).

Corning Incorporated               William D. Eggers
One Riverfront Plaza
Corning, New York 14831            Senior Vice President
                                   and General Counsel
607-974-5656
fax 607-974-8656



                                                                     Exhibit 5.1

February 1, 2000


To the Board of Directors of
Corning Incorporated

Gentlemen:

     I am Senior Vice President and General Counsel of Corning Incorporated, a New York corporation ("Corning"), and am familiar with the preparation and filing of Post-Effective Amendment No. 1 on Form S-8 (the "Amendment") to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to an aggregate of 2,693,720 shares of Corning Common Stock, par value $.50 per share, which may be issued and sold by Corning pursuant to certain stock option plans (the "Plans") of Oak Industries Inc., a wholly-owned subsidiary of Corning.

     In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of Corning, certificates of public officials and officers of Corning, and other documents as I deemed pertinent as a basis for the opinions hereinafter expressed.

     Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

     1. Corning is a corporation duly incorporated and validly existing under the laws of the State of New York;

     2. The shares of Corning Common Stock to be issued and sold by Corning pursuant to the Plans, when issued or sold in accordance with the Plans, will be duly authorized, validly issued, fully paid and non-assessable;

     3. The Plans are not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     I hereby consent to the filing of this opinion as an exhibit to the Amendment and further consent to the use of my name in "Interests of Named Experts and Counsel" in the Amendment.

                                        Very truly yours,

                                        /s/  William D. Eggers

                                                                   Exhibit 23.02




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1999, except for
     Note 4 and Note 11, as of which the date is February 16, 1999, relating to the financial statements and financial statement schedule appearing in Corning Incorporated's Annual Report on Form 10-K for the year ended December 31, 1998.


                                   /s/ PricewaterhouseCoopers LLP
                                   PRICEWATERHOUSECOOPERS LLP




     New York, New York 10019
     January 31, 2000